SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

October 27, 2006
Date of Report (date of earliest event reported)

CYPRESS BIOSCIENCE, INC.

(Exact name of Registrant as specified in charter)

Delaware	0-12943	22-2389839
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4350 Executive Drive, Suite 325
San Diego, California 92121
(Address of principal executive offices)
Registrant's telephone number, including area code: (858) 452-2323

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 27, 2006, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Cypress Bioscience, Inc. (the “Company”) approved a Bonus Plan for the officers of the Company for the year 2007 (the “2007 Bonus Plan”), a copy of which is attached as Exhibit 10.1. The 2007 Bonus Plan was adopted to provide an outcome-based annual cash incentive to the officers of the Company. Payments under the 2007 Bonus Plan, if any, are contingent upon the Company’s achievement of certain corporate objectives described below, and the relevant officers’ continued employment with the Company on the date of payment.

The 2007 Bonus Plan includes a “primary” 2007 corporate objective, which is achievement of statistical significance in the results for the on-going second Phase III clinical trial evaluating milnacipran for Fibromyalgia Syndrome, as evidenced by a top-line data announcement of such results to the public (the “Milnacipran Objective”). Bonuses payable for achievement of the Milnacipran Objective would equal 100% of the Target Bonus amounts defined below.

The 2007 Bonus Plan also includes two “annual” 2007 corporate objectives: (i) completion of a major corporate event as determined by the Committee, such as an in-license or product acquisition (the “Major Event Objective”) and (ii) an increase in shareholder value, defined as an average 50% or greater increase in the Company’s stock price from the December 31, 2006 closing price for any 20 consecutive trading days and on December 31, 2007 (the “Shareholder Value Objective”). Bonuses payable for achievement of the Major Event Objective would equal 70% of the Target Bonus. Bonuses payable for achievement of the Shareholder Value Objective would equal 30% of the Target Bonus.

Achievement of, and payment for, each of the foregoing objectives will be considered independently, however, even in the event that more than one objective is achieved, the aggregate bonuses payable would not be greater than 125% of the Target Bonus.

The “Target Bonus” for each of the Company’s officers covered under the 2007 Bonus Plan are as follows, with any such bonus to be calculated based on annual base salaries as of the earlier of the achievement of the relevant objective or December 31, 2007:

Officer	Target Bonus

Jay D. Kranzler Chief Executive Officer	66 2/3% x annual base salary

Sabrina Martucci Johnson Executive Vice President, Chief Business Officer and Chief Financial Officer	35% x annual base salary

R. Michael Gendreau Vice President, and Chief Medical Officer	25% x annual base salary

Denise Wheeler Vice President of Legal Affairs	25% x annual base salary (prorated to reflect part-time status)

Srinivas Rao Chief Scientific Officer	25% x annual base salary

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EXHIBIT INDEX

EXHIBIT 10.1	2007 BONUS PLAN FOR OFFICERS

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYPRESS BIOSCIENCE, INC.

By:	/s/ Jay D. Kranzler
Jay D. Kranzler
Chief Executive Officer

Date:	October 31, 2006

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